UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          April 14, 2005

Siliconix incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-3698	94-1527868

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Laurelwood Road, Santa Clara, CA		95054

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    408-988-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On April 14, 2005, Siliconix incorporated issued a press release requesting its stockholders to take no action at this time with respect to the unsolicited tender offer from a wholly-owned subsidiary of Vishay Intertechnology, Inc. for all the outstanding shares of Siliconix that Vishay does not currently own. Vishay currently owns approximately 80.4% of the outstanding Siliconix shares. An independent, special committee of the Board of Directors of Siliconix, in consultation with independent legal counsel, Heller Ehrman LLP, and independent financial advisor, Lehman Brothers Inc., will carefully consider and evaluate Vishay’s tender offer and will, together with the entire Board of Directors of Siliconix, issue its recommendation to Siliconix’s stockholders in due course. The Board of Directors of Siliconix requests that stockholders defer making any determination with respect to Vishay’s tender offer until reading the Board’s solicitation/recommendation statement.  A copy of the press release is furnished as Exhibit 99 to this report.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99	Press release dated April 14, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Siliconix incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2005

SILICONIX INCORPORATED

By:	/s/ WILLIAM M. CLANCY

Name:	William M. Clancy
Title:	Principal Accounting Officer